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                                                                   EXHIBIT 10.38



                        SEPARATION AND RELEASE AGREEMENT


               The parties to this Separation and Release Agreement (the "Agreement") are Kerry W. Coin ("Employee") and Diedrich Coffee, Inc. (the "Company") who agree and state that:

               (A) Employee has been employed by the Company in the position of Chief Operating Officer since August 26, 1996.

               (B) Employee and the Company entered into that certain Employment Agreement, dated August 26, 1996 and amended September 24, 1997, (the "Employment Agreement").

               (C) Employee desires to resign all of his positions with the Company effective January 28, 1998 to pursue other interests (and without cause as defined in paragraph 4(e) of his Employment Agreement). A copy of the memorandum of understanding signed by the parties is attached as Exhibit A hereto.

               (D)    The Company desires to accept Employee's resignation.

               (E) Employee and Company desire to terminate the Employment Agreement and exchange the consideration set forth below upon the terms and conditions set forth below in full satisfaction of Employee's and the Company's rights and obligations set forth in the Employment Agreement.

               NOW, THEREFORE, based on the following promises contained herein, Employee and the Company hereby agree as follows:

               1. PAYMENT. The Company agrees to pay Employee as separation amount (the equivalent of 6 3/4 months salary), the total amount of which is ninety thousand dollars ($90,000.00) (the "Separation Amount"). Except as provided in Paragraph 11 below, the Separation Amount will be paid subject to all appropriate withholdings in nine equal monthly installments on the first of the month through October, 1998.

               Employee and the Company acknowledge that the Employee is not yet fully vested in the stock options granted Employee pursuant to the original Stock Option Grant, as amended. As approved by the Board, the Company agrees that the Employee shall retain the right to purchase sixty-two thousand five hundred (62,500) shares at an exercise price of $3.00 per share as previously granted under the Company's 1996 Stock Incentive Plan. Unless terminated earlier pursuant to Paragraph 11, these options are exercisable through November 1, 1998. Employee is further granted an additional right to purchase up to 17,500 shares at an exercise price of $3.00 per share. This option vests



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as of August 31, 1998. Employee may exercise any of these stock options by
"cashless exercise" until November 1, 1998, whereby capital stock of the Company will be retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable option shares. Employee further acknowledges and agrees that the option to purchase 40,000 additional shares, as previously granted under the Company's 1996 Stock Incentive Plan, is terminated effective the date of his termination.

               Unless terminated earlier pursuant to Paragraph 11, all exercised option shares shall expire and terminate and not be exercisable as of January 28, 1999.

               Employee shall have the personal use of the Company's PC presently located at Employee's personal residence for nine months or until November 1, 1998. On or before November 1, 1998 Employee shall either return said PC to Company in good working condition, reasonable wear and tear excepted or purchase the PC from the Company at book value.

               Employee acknowledges that he received a final paycheck for all wages due, including all accrued vacation, through the date of his termination. Employee further acknowledges and agrees that the Separation Amount shall be the sole amount paid to him, and he shall have no entitlement or claim to any further compensation or benefits from the Company, including without limitations, salary, bonuses, incentive compensation, vacation payments, severance, unvested pension benefits, employer-paid health benefits or any other employment benefits; provided, however, that if the Board of Directors of the Company elects to award management bonuses for fiscal year 1998, the Board shall grant an equitable bonus to Employee.

               2. RELEASE. Except for any written Indemnification Agreement entered into by the Company with Employee, Employee on behalf of himself and his executors, legatees, devises, administrators, successors and assigns, does hereby knowingly and willingly forever release and absolutely and forever fully discharge the Company and all of its current and former officers, directors, partners, agents, servants, lawyers, employees, assigns, insurers, predecessors-in-interest, successors-in-interest, underwriters, and all of its parent, affiliated and subsidiary entities from any and all causes of action, judgements, liens, indebtedness, costs, damages, obligations, attorney's fees, losses, claims, liabilities and demands of whatever kind and character, whether known or unknown, suspected or unsuspected (including, for example, claims for wrongful termination, unlawful discrimination, payment of wages, vacation pay, health benefits, business and travel expenses, life insurance, disability insurance, pension and retirement plans, severance pay, layoff benefit or other entitlements), arising out of or in any way related to any of the circumstances of Employee's relationship with the Company, up to the date he signs below.

               Company on behalf of itself, its officers, directors, affiliates and authorized agents and representatives does hereby knowingly and willingly forever release and absolutely forever fully discharge Employee and his successors and assigns



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from any and all causes of action, judgments, liens, indebtedness, costs, damages, obligations, attorney's fees, losses, claims, liabilities, and demands of whatever kind and character, whether known or unknown, suspected or unsuspected, arising out of or in any way related to any of the circumstances of Company's relationship with the Employee, up to the date of this Agreement.

               4. ADEA WAIVER. Employee specifically agrees that the foregoing release includes any and all claims, rights and/or remedies arising under the Age Discrimination in Employment Act ("ADEA") and the Older Workers Benefit Protection Act. Employee acknowledges that, prior to signing this Agreement, he was provided a period of twenty-one (21) days to consider its provisions, including this ADEA wavier. Employee further acknowledges that he is entitled to revoke this ADEA waiver within seven (7) days after he executes this Agreement, and this ADEA waiver is not effective or enforceable until this seven-day revocation period has expired. Employee also acknowledges that he has been advised to consult with an attorney prior to signing this ADEA waiver and Agreement.

               5. ALL DISPUTES. This Agreement also extends to all disputes of every nature and kind by employee against the Company whether known or unknown, suspected or unsuspected, past or present, and regardless of whether they arise out of or are attributable to the circumstances of Employee's employment or termination of employment with Company. Specifically, Employee hereby expressly waives any and all rights under Section 1542 of the California Civil Code, which reads in full as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECCTED HIS SETTLEMENT WITH THE DEBTOR."

               Employee acknowledges that he has separately bargained for the foregoing waiver of section 1542. Employee understands and agrees that the provisions regarding the disputes released herein be construed as broadly as possible, and incorporates herein similar federal, state or other laws, all of which are similarly waived by Employee.

               6. NO OTHER CHARGES OR CLAIMS. Employee represents that he presently has no charges or claims of any kind against the Company (including any of the Company's current or former employees, officers, directors and affiliates) arising out of or related to any of the circumstances of his relationship with the Company. If, arguendo, any such charges or claims are pending, Employee agrees that he will withdraw the same with prejudice. Employee further covenants that he will not hereafter pursue, initiate or cause to be instituted any claim or charge before any state, federal or other court, or state or federal agency or other governmental entity arising out of or related to any of the circumstances of Employee's relationship or cessation or termination of such relationship



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with the Company, up to the date he signs this Agreement, and that if any agency or court assumes jurisdiction of any complaint, charge or lawsuit against any of these entities or persons on behalf of Employee, he will promptly request such agency or court to withdraw from the matter, with prejudice, and he will not seek or accept any damages.

               Company represents that it presently has no charges or claims of any kind against Employee arising out of or related to any of the circumstances of Employee's relationship with the Company. If, arguendo, any such charges or claims are pending, Company agrees that it will withdraw the same with prejudice. Company further covenants that it will not hereafter pursue, initiate or cause to be instituted any claim or charge before any state, federal or other court, or state or federal agency or other governmental entity arising out of or related to any of the circumstances of Employee's employment or cessation or termination of such relationship with Company, up to the date of this Agreement, and further that if any agency or court assumes jurisdiction of any complaint, charge or lawsuit by Company, its officers, directors, employees, authorized agents for representatives against Employee, it will promptly request such agency or court to withdraw from the matter, with prejudice, and it will not seek or accept any damages.

               7. COOPERATION AND ASSISTANCE. Employee agrees to provide reasonable assistance to the Company as requested by and at the expense of the Company to affect a smooth and orderly transition and continuation of the business of the Company.

               Employee will reasonably cooperate with and assist the Company, its agents, owners, employee, and attorneys in the preparation and/or defense and/or pursuit of any litigation involving the Company, and, in addition, with respect to any issues related to his employment by the Company, his performance as an employee/officer of the Company, or any related matters, except as he may be prevented by law.

               Employee further agrees that he will not voluntary aid, assist, cooperate with or encourage any current, former or future employee or independent contractor of the Company in connection with the pursuit of any claim or dispute against the Company, unless compelled by deposition or other legal process. Employee further agrees that, unless expressly requested in writing to do so by the Company, he will not voluntarily involve himself in any way with respect to any claim or dispute by any current, former or future employee, officer, director or independent contractor of the Company, or by other third party, against the Company. This paragraph is intended to preclude the voluntary aid or involvement of Employee as described above, and nothing in this paragraph is intended to influence the substance of such aid or involvement which is properly compelled by legal process. The provisions of this paragraph shall be continuing.

               8. NON-SOLICITATION OF EMPLOYEES. Employee agrees not to solicit or encourage employees of the Company to leave employment of the Company before October 31, 1998. During such period, if Employee is contacted by employees of the



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Company with regard to employment opportunities with Employee, Employee agrees to inform such employees at the first discussion thereof that Employee cannot encourage, follow up on, hire or promote the hiring of such employees unless consent is provided to Employee by the Board of Directors of the Company to continue such discussions.

               9. TRADE SECRETS AND CONFIDENTIAL INFORMATION. During the term of Employee's employment with the Company, Employee had access to and became familiar with various secrets and other confidential information including, but not limited to, coffee roasting recipes and processes, proposals, computer software or programming, budgets or other financial information, product pricing, growth strategies, contracts, and compilations of confidential information, data and records which are owned by the Company and which are regularly used in the operation of the business of the Company (the "Proprietary Information"). Employee agrees not to disclose any of the Proprietary Information directly or indirectly, nor use it in any way, except as required by order of a court of competent jurisdiction or a federal governmental agency. All files, records, document, data, and similar items relating to the Proprietary Information or to the business of the Company, whether prepared by Employee or otherwise coming into his possession, shall remain the exclusive property of the Company. Employee agrees not to remove from the premises or otherwise take, procure, or copy this property of the Company under any circumstances whatsoever without authorization of an officer of the Company. Employee represents and warrants that prior to or concurrently with the execution of this Agreement, he will return to the Company any of said property in his possession.

               10. NON-DISPARAGEMENT. Employee agrees that he shall not make any untruthful or derogatory statements about, or otherwise disrupt, interfere, impair or damage the business of the Company. This paragraph is not intended to prohibit Employee from testifying truthfully about the Company when compelled to testify by law. Company agrees that neither it nor its officers or directors will make any untruthful or derogatory statements about, or otherwise disrupt, interfere, impair or damage the business or reputation of Employee. This paragraph is not intended to prohibit Company, its officers or directors from testifying truthfully about Employee when compelled to testify by law.

               11. TERMINATION OF PAYMENT OBLIGATIONS. Employee acknowledges and agrees that all of the Company's obligations under Paragraph 1 of this Agreement will terminate immediately if Employee breaches any provision if this Agreement. The termination provisions of this Paragraph do not limit in any way the Company's remedies provided in other provisions of this Agreement, all such remedies being cumulative. The Company's decision to discontinue benefits to Employee under this Paragraph shall not affect the remaining obligations and benefits under this Agreement.

               12. NO TRANSFER. Employee represents and warrants that he has not heretofore assigned or transferred, or purported to have assigned or transferred, to any firm, corporation, entity or person, any dispute released herein. Employee agrees to



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indemnify, defend and hold the Company's harmless from and against any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer of any claims or any portion thereof or interest therein.

               13. NO ADMISSION. Employee understands and agrees that neither the payment or promise of consideration, nor the execution of this Agreement shall constitute or be construed as an admission of any alleged liability or wrongdoing whatsoever by the Company or its employees, officers, directors, and affiliates. The Company expressly denies it has committed any alleged liability or wrongdoing. Company understands and agrees that execution of this Agreement by Employee shall not constitute nor be construed as an admission of any alleged liability or wrongdoing whatsoever by the Employee. Employee expressly denies that he committed any alleged liability or wrongdoing.

               14. ENFORCEMENT OF THIS AGREEMENT. This Agreement shall be governed by the substantive law of the State of California. In the event of any dispute concerning the validity, interpretation, enforcement or breach of this Agreement or in any way related to Employee's employment or termination of employment with the Company, the dispute shall be resolved by arbitration within the County of Orange, California, in accordance with the then existing rules for arbitration of employment disputes of the American Arbitration Association, and judgement upon any arbitration award may be entered by any state or federal court having jurisdiction thereof. The Arbitrator's decision in nay-such arbitration shall be final and binding on the parties. The parties intend this arbitration provision to be valid, enforceable, irrevocable and construed s broadly as possible. The prevailing party in such arbitration shall recover its reasonable costs and expenses (including, but not limited to arbitration fees and expenses) and reasonable attorneys' fees.

               15. INVALID PROVISIONS. If any provision of this Agreement is determined to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable notwithstanding, unless the provisions found to be unenforceable is of such material effect that this Agreement cannot be performed in accordance with the intent of the parties in the absence thereof.

               16. ENTIRE AGREEMENT. No promise, inducement or agreement other than that expressed herein has been made by either party. This Agreement constitutes a single integrated contract expressing the entire Agreement of the parties hereto, and it supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the Employment Agreement. Except for that certain Indemnification Agreement between the parties dated as of [June 16, 1997,] there are no other agreements, written or oral, express or implied, between the parties hereto concerning the subject matter hereof, except the provisions set forth in this Agreement. This Agreement may be executed in one or more counterparts, all of which shall constitute a single original.



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               17. AMENDMENTS. This Agreement can be amended, modified or terminated only by a writing executed by Employee and the President of the Company.

               18. COMPETENCY. Employee represents that he is in good health and fully competent to manage his business affairs, he has carefully read this document, he understands all of its contents, he fully understands the final and binding effect of this Agreement, he has been advised in writing to consult an attorney, and he executes this Agreement freely and voluntarily. Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth herein made by the Company or by any of its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise. Accordingly, the parties agree that the common-law principles of construing ambiguities against the drafter shall have no application hereto. It should be construed fairly and not in favor of or against one party as to the drafter hereof.

               19. SURVIVAL OF WARRANTIES. All representations and warranties contained in this Agreement shall survive its execution, effectiveness and delivery. It is expressly understood and agreed by the Parties hereto that none of the releases set forth herein are intended to or do release any claims or rights arising out of this Agreement or the breach of it.

AGREED AND ACCEPTED:


                                            /s/ KERRY W. COIN
Dated:  January 28, 1998                    ------------------------------------
                                            Kerry W. Coin


Dated:  January 28, 1998                    Diedrich Coffee, Inc.

                                            By:   /s/ TIMOTHY J. RYAN
                                                --------------------------------
                                                  Timothy J. Ryan
                                                  President and
                                                  Chief Executive Officer




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